Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 27th day of September, 2022, by and between BMR-500 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”), and SILVERBACK THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.    WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of June 8, 2016 (the “Original Lease”) as amended by that certain First Amendment to Lease (“First Amendment”) dated as of October 14, 2016 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 500 Fairview Avenue North in Seattle, Washington (the “Building”) located on the property more particularly described on Exhibit A;

B.    WHEREAS, Landlord and Tenant desire to modify the Lease Term with respect to the Premises; and

C.    WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.    Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.    Premises. Subject to the terms of Section 6 below, the Lease Term with respect to the Premises shall expire on December 31, 2022 (the “Termination Date”). From and after the Termination Date, the Lease shall expire and be of no further force or effect, except for those provisions which survive the expiration of the Lease. All options to extend the Lease Term or expand the Premises leased are hereby deleted in their entirety. Tenant will continue to be responsible for the payment of all Base Rent and Additional Rent and for the performance of all obligations of Tenant under the Existing Lease which accrue up to and including the Termination Date.

3.    Surrender of Premises. On or before the Termination Date, Tenant shall vacate, quit, surrender and deliver exclusive possession (other than the Approved Licensee (as defined below)) of the Premises to Approved Licensee in good working order, free of Tenant’s personal property (provided that any personal property which is conveyed to [***] by Tenant shall remain in the Premises) and in broom clean condition and shall provide Landlord and the Approved Licensee with an Exit Survey in accordance with the Original Lease; provided, however, and for the avoidance of doubt, the Exit Survey shall comply with customary industry practice and the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/ASSE Z9.11-2016) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In the event Tenant fails to surrender the Premises in accordance with the preceding sentence, the holdover provisions of Section 27.2 of the Original Lease shall apply. Tenant represents that it has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease or any interest therein (other than the Approved License (as defined below)), nor made or entered into any agreement that would result in any mechanic’s lien or other claim, demand, obligation, liability, action or cause of action arising from or with respect to the Lease or the Premises. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease. Notwithstanding anything to the contrary contained in the Lease, Tenant will not be required to remove or restore, and will not remove or restore, any alterations or improvements currently existing in the Premises, and will only be required to surrender the Premises as required by the first sentence of this Section 3.

4.    Rent. Tenant shall continue to remain fully responsible for the payment of all Rent required under the Existing Lease for the periods prior to (and including) the Termination Date, including (without limitation) all Base Rent and Additional Rent.

5.    Sales Tax Deferral. Tenant acknowledges that Tenant received a Sales Tax Deferral (as defined in the First Amendment) for the Tenant Improvements as contemplated by the terms of the First Amendment. Tenant is and will remain responsible for the payment of any and all sales tax for the Tenant Improvements and shall (i) reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless Landlord and the other Landlord Indemnitees for, from and against any Claims arising out of the Sales Tax Deferral and/or any and all sales tax due for the Tenant Improvements, including, without limitation, any Claims for sales taxes due by the Revenue Department (as defined in the First Amendment), and (ii) within ten (10) days after the filing thereof, discharge or bond, at Tenant’s sole cost and expense, any lien filed against the Premises, the Building or the Project related to the Sales Tax Deferral or otherwise with respect to the sales tax due for the Tenant Improvements. Tenant’s responsibility relating to the Sales Tax Deferral shall include the ongoing cost to maintain the Sales Tax Deferral, which Tenant will pay directly to its third party tax advisor. The provisions of this Section 5 (including, but not limited to, the terms of the foregoing indemnity and Tenant’s covenant to discharge any liens as provided above) shall survive the expiration or earlier termination of the Lease (including the termination of the Lease on the Termination Date as set forth in Section 2 above). Tenant acknowledges that Tenant is in the process of undergoing a corporate merger and related transactions, but Tenant represents and warrants that the Tenant entity will survive such transactions and will continue to be liable for the obligations of Tenant under the Lease (provided that Tenant may undergo a name change).

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6.    Contingency. This Amendment is expressly contingent upon the full execution and delivery of a new lease for the Premises by and between Landlord and [***] (or an affiliate thereof) on terms acceptable to Landlord in its sole discretion (the “Replacement Lease”), and the mere act of Landlord fully executing and delivering the Replacement Lease shall automatically cause this Amendment to be effective without the need for any further action by Landlord or anyone else. Nothing herein will obligate Landlord to enter into the Replacement Lease, and Landlord may elect not to proceed with such Replacement Lease at any time for any reason or no reason. Landlord will have no liability or responsibility to Tenant in the event the Replacement Lease is not consummated. In the event the Replacement Lease is not fully executed and delivered for any reason, this Amendment will be null and void and of no further force or effect and the Lease will continue in full force and effect without regard for this Amendment.

7.    Termination of Memorandum of Lease. Concurrently with Tenant’s execution of this Amendment, Tenant shall execute and deliver to Landlord a notice of termination of that certain Memorandum of Lease dated June 8, 2016, and recorded in the real property records of King County, Washington under Recording No. 20160617000837 on June 17, 2016 (such notice of termination to be referred to herein as the “Notice of Lease Termination”). The Notice of Lease Termination to be executed by Tenant and delivered to Landlord shall be in the form of Exhibit B attached hereto and Tenant hereby irrevocably consents to Landlord’s recordation of such Notice of Lease Termination at a time deemed appropriate by Landlord. Landlord shall be responsible for the cost of recording the Notice of Lease Termination. Furthermore, Tenant hereby agrees to provide Landlord, at no cost or expense to Landlord, with such additional documents as Landlord may reasonably request confirming that the Lease is terminated so Landlord can remove the aforementioned memorandum of Lease and any other documents related to the Lease from record title to the Property.

8.    Permitted License. Tenant and [***] (the “Approved Licensee”) have or will enter into that certain Temporary Use License Agreement (the “Approved License”) whereby Tenant has or will allow the Approved Licensee to use the Premises prior to the Termination Date and until the commencement of the Replacement Lease. Landlord consents to the Approved License to the extent Landlord’s consent is required by the Existing Lease, and Tenant’s surrender obligations will exclude any obligation to cause the Approved Licensee to vacate the Premises.

9.    Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant is the sole tenant under the Existing Lease and no other person, firm or entity has any right, title or interest in the Existing Lease, and (b) there are no Claims against Tenant in any way arising from or in connection with the Existing Lease or to the Premises, and that there is no Claim, agreement or other matter that Tenant is a party to that would preclude or restrict the modification of the Existing Lease provided for hereunder or otherwise adversely affect this Amendment or the enforceability thereof. In addition, Tenant hereby agrees to indemnify, save, defend (at Landlord’s

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option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold the Landlord Indemnitees harmless from and against any and all Claims in any way arising from or in connection with or related to any breach of Tenant’s representations and warranties contained in this Amendment. The foregoing indemnity will survive the expiration or termination of the Lease.

10.    Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

11.    No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

12.    Notices. Tenant confirms that, notwithstanding anything in the Existing Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to the following address (which address may be changed and/or supplemented from time to time by at least ten (10) business days’ prior written notice):

SILVERBACK THERAPEUTICS, INC.

500 Fairview Avenue North

Seattle, Washington 98109

Attn: Russ Hawkinson

Email: [***]

With a copy to:

ARS Pharmaceuticals, Inc.

11682 El Camino Real, Suite 120

San Diego, California 92130

Attention: Kathy Scott

Email: [***]

13.    Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

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14.    Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

15.    Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

16.    Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

17.    Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-500 FAIRVIEW AVENUE LLC,
a Delaware limited liability company

By:	/s/ Dawn Saunders
Name:	Dawn Saunders
Title:	Vice President, Legal

TENANT:

SILVERBACK THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Jeffrey C. Pepe
Name:	Jeffrey C. Pepe
Title:	Interim CEO and General Counsel

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

Ground lease estate in the following described premises created by Lease dated as of January 28, 2008 between Nelchina Point Limited Partnership, as ground lessor, and BMR-500 Fairview Avenue LLC, as ground lessee, as evidenced by the Memorandum of Lease dated as of January 28, 2008 recorded in the King County, Washington Land Records on January 28, 2008 as Document Number 20080128000091:

Lots 4, 5 and 6, Block 5, Sorenson’s Addition to the City of Seattle, according to the plat thereof recorded in Volume I of plats, page(s) 218, in King County, Washington

EXHIBIT B

FORM OF NOTICE OF LEASE TERMINATION

WHEN RECORDED RETURN TO:

BIOMED REALTY, L.P.

4570 Executive Drive, Suite 400

San Diego, California 92121

Attention: Legal Department

Document Title:    Notice of Lease Termination

Grantor:    BMR-500 Fairview Avenue LLC, a Delaware limited liability company

Grantee:    Silverback Therapeutics, Inc., a Delaware corporation

Legal Description:

Abbreviated Legal Description: Lots 4, 5 & 6, Block 5 Vol. 1 page 218

Full Legal Description: See Exhibit A attached

Assessor’s Tax Parcel Nos.: 786 350-0040-02

Related Document No.: Memorandum of Lease, Recording No. 20160617000837

NOTICE OF LEASE TERMINATION

Pursuant to a Lease dated as of June 8, 2016 (as the same may have been amended, amended and restated, supplemented or modified from time to time, the “Lease”), between BMR-500 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”), and SILVERBACK THERAPEUTICS, INC., a Delaware corporation (“Tenant”), Landlord leased to Tenant certain premises (the “Premises”) in the building located on the real property situated at 500 Fairview Avenue North, in Seattle, Washington, legally described on Exhibit A attached. A Memorandum of Lease was recorded on June 17, 2016 in the real property records of King County, Washington under Recording No. 20160617000837.

The purpose of this Notice of Lease Termination (“Notice”) is to provide record notice that the term of the Lease has expired or the Lease has been terminated.

This Notice shall be effective on the date this Notice is recorded in the real property records of King County, Washington.

[Signatures on following pages]

LANDLORD:

BMR-500 FAIRVIEW AVENUE LLC,
a Delaware limited liability company

By:
Name:
Title:

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California                        )

County of San Diego                    )

On                                                                                                       , before me,                                                                                                       ,

                                                                                          (insert name and title of the officer)

Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

TENANT:

SILVERBACK THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Title:

STATE OF WASHINGTON                      )

                       )

COUNTY OF                                             )

I certify that I know or have satisfactory evidence that                                          is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the                                          of                                          to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:

(Signature)

(Seal or stamp)	(Name legibly printed or stamped)

Notary Public in and for the State of

residing at

My appointment expires

EXHIBIT A TO NOTICE OF LEASE TERMINATION

LEGAL DESCRIPTION OF THE PROPERTY

Ground lease estate in the following described premises created by Lease dated as of January 28, 2008 between Nelchina Point Limited Partnership, as ground lessor, and BMR-500 Fairview Avenue LLC, as ground lessee, as evidenced by the Memorandum of Lease dated as of January 28, 2008 recorded in the King County, Washington Land Records on January 28, 2008 as Document Number 20080128000091:

Lots 4, 5 and 6, Block 5, Sorenson’s Addition to the City of Seattle, according to the plat thereof recorded in Volume I of plats, page(s) 218, in King County, Washington